Exhibit 99.1

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

Arthur Dauber Retires from AETI Board

HOUSTON – February 10, 2014 - American Electric Technologies, Inc. (NASDAQ: AETI), a leading provider of power delivery solutions for the global energy industry, announced today the retirement of longtime Chairman Arthur Dauber from its Board of Directors. With his retirement, Dauber will not stand for re-election at the company’s upcoming annual meeting of shareholders scheduled for May 2014.

Arthur Dauber has been Chairman of AETI since the merger of M&I Electric and American Access Technologies in 2007. Prior to the formation of AETI, he was President and Chairman of M&I Electric from 1984 during which time he successfully built the company into a major provider of power systems and services to the energy industry.

“Arthur has provided the company with tremendous leadership and expertise over the past 30 years, resulting in the growth of M&I as a successful provider of power systems, the establishment of our international affiliates, and the successful merger of M&I and American Access Technologies to form American Electric Technologies,” said Charles Dauber, president and CEO of American Electric Technologies. “We greatly appreciate his dedication and countless contributions to our company and its employees, customers and shareholders.”

As part of a long-term transition plan, Arthur Dauber will continue his current role focusing on the company’s international joint ventures, including serving as the Vice Chairman of the company’s BOMAY joint venture in China and Chairman of the AETI Brazil joint venture.

It is anticipated that Peter Menikoff, current AETI Vice Chairman and audit committee chairman, will become the new Chairman as of the 2014 shareholders meeting. Menikoff, a 40-year veteran of the energy industry, has served as CEO at CONEMSCO and EVP of Tenneco, among others. Menikoff currently serves on the board of directors of ACE Limited (NYSE: ACE).

Arthur Dauber is the father of AETI’s Chief Executive Officer, Charles Dauber.

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American Electric Technologies, Inc. (NASDAQ: AETI) is a leading supplier of power delivery solutions for the global energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas; Keystone Heights, Florida; and Bay St. Louis, Mississippi. In addition, AETI has minority interests in three joint ventures, which have facilities located in Xian, China; Singapore; and Macae, Brazil. AETI’s SEC filings, news and product/service information are available at

www.aeti.com.

Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future plans and objectives will be achieved. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 28, 2013. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

Investor Contact:

American Electric Technologies, Inc.

Andrew L. Puhala

713-644-8182

investorrelations@aeti.com

Media Contact:

Molly LeCronier

Ward

713-869-0707

mlecronier@wardcc.com